EXHIBIT 99.1

News from Arch Coal, Inc.
FOR FURTHER INFORMATION:
Deck Slone, Vice President-Government,
Investor and Public Affairs
(314) 994-2717
FOR IMMEDIATE RELEASE
Arch Coal Announces Pricing of Senior Notes Offering
     ST. LOUIS (July 28, 2009) — Arch Coal, Inc. (NYSE:ACI) today announced that it has successfully priced its offering of $600 million in aggregate principal amount of 8.750% senior unsecured notes due 2016 at an issue price of 97.464%. The offering, which was upsized from the previously announced $500 million, was made in accordance with Rule 144A under the Securities Act of 1933, as amended, and is expected to close on July 31, 2009. The company will pay interest on the notes semi-annually on February 1 and August 1 of each year, beginning on February 1, 2010. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of the company’s current and future wholly-owned subsidiaries.
     The company plans to use the net proceeds of the offering to finance a portion of the $761.0 million purchase price for the previously announced acquisition of the Jacobs Ranch mining complex in Wyoming. The acquisition is expected to close in the third quarter of 2009. If the acquisition is not completed, the company intends to use the net proceeds from this offering for general corporate purposes, which may include the financing of future acquisitions, including lease-by-applications, or strategic combinations, capital expenditures, additions to working capital, repurchases, repayment or refinancing of debt or stock repurchases.
     This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
     The offering of notes will not be registered under the Securities Act of 1933, as amended or the securities laws of any other jurisdictions and may not be offered or sold absent registration or an applicable exemption from registration requirements.
     St. Louis-based Arch Coal is one of the nation’s largest coal producers, with revenues of $3.0 billion in 2008. The company’s core business is providing U.S. power generators with cleaner-burning, low-sulfur coal for electric generation. Through its subsidiary operations, Arch provides the fuel for approximately 6 percent of the electricity generated in the United States.
     Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.
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